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                                                                    Exhibit 10.8

                               SERVICE AGREEMENT

PARTIES:  ASE (U.S.) INC. ("ASE US")
          (a California corporation)

          Advances Semiconductor Engineering, Inc. ("ASE")
          (a Taiwan Corporation)

DATE:     December 15, 1998

ASE Inc. ("ASE") hereby retains ASE US to be its Service Agent to provide after sales service and sales support ("Services") to its Europe and North America customers ("Customers") for present and future products and services as specified by ASE as follows

1.   Service to be rendered

(a) To facilitate market information collection, Customer and business identification, and Customer inquiry dissemination, and;

(b) To liaise with ASE and Customers re price, delivery and other key terms of the sales contract as ASE may from time to time specify in writing, and;

(c) To monitor sales contract performance by the Customers, including acceptance of delivery, payments, etc., and;

(d) To provide after sales services including problem solving, capacity planning coordination and other items as may necessary.

2.   Compensation to ASE US

For services hereunder, ASE will monthly compensate ASE US as follows:

     (a) 55% of ASE US's monthly incurred services associated cost and expenses (excluding bonus) plus 15%. In any event, the total monthly compensation amount should not be lower than USD220,000 or be higher than USD400,000.

     (b) Upon payment request, ASE US is to submit detailed monthly expense report certified by its Financial Manager for accuracy, and;

     (c) The compensation agreement is valid for one year and is subject to annual revision accepted by both parties.

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3.   Compensation from ASE US

     ASE US agrees to pay a reasonable portion of ASE employee's traveling expenses incurred in the United States or Europe, when the trip is deemed necessary by ASE to assist ASE US in providing its services hereunder.

4.   Term of Agreement

     This Agreement is effective from January 1, 1999 and shall expire on December 31, 1999, unless earlier terminated by (i) mutual agreement or
     (ii) ASE on at least 30 days' prior written notice with or without causes.

5.   Representations and Covenants

     (a) ASE US agrees to perform its obligations hereunder the extent permissible by the law and the sales contracts between ASE and the Customers.

          ASE US will not enter into any contract or agreement, nor engage in any activities, that would result in a conflict with ASE US's duties under this Agreement.

          With the terms of this agreement, ASE US shall not have the authority to make any commitments whatsoever on behalf of ASE, as agent or otherwise, or to bind ASE in any respect.

     (b) Each party will provide to the other on a regular basis such information as may be required to enable the other party to be assured of compliance with this Agreement.

     (c) Unless required by laws, all confidential information received or learned by ASE US relating to ASE or its business and products shall be kept in confidence by ASE US and neither used by ASE US nor disclosed to others for any purpose inconsistent with this Agreement.

     (d) ASE US shall use ASE trademark only as ASE may authorize from time to time, and ASE US shall not claim any proprietary right to or interest in such trademarks.

6.   Miscellaneous

     This Agreement shall be governed by the laws of the Republic of China ("ROC"). In case of any disputes arising from or in connection with this Agreement, the parties hereto consent to submit to the non-exclusive jurisdiction of the Taipei District Court.

     Without the prior written consent of ASE, ASE US shall not assign or transfer any of its rights or obligations hereunder to any other person.


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     This agreement can be amended or modified only in writing signed by the parties hereto. Any communication or notice made hereunder shall be in writing and sent by way of (i) hand delivery, (ii) postage prepaid registered air mail, or (iii) facsimile to the address as follows:


ASE US:                                 ASE:
Address:                                Address:
2880 Zonker Road, Suite 106,            26, Chin 3rd Rd. Nantze EPZ,
San Jose, CA 95134, USA                 Kaohsiung, Taiwan, R.O.C.

Telefax No.: 408-432-0440               Telefax No.: 886-7-361-3094



     The notice or communication shall become effective (i) upon delivery if sent by hand delivery, (ii) upon the dispatch if sent by facsimile and confirmed by writing and (iii) upon the late five days later than the post date if sent by air mail.

This Agreement shall in no event be construed to establish a sales agency relationship between ASE and ASE US.

IN WITNESS WHEREOF, the parties hereto hereby have duly executed and delivered this Agreement as of the date and year first written above.

ASE                                     ASE US



By /s/ K.J. Chin                        By /s/ Y.C. Hsu
  -----------------------                  ------------------------------
  Name: K.J. Chin                          Name: Y.C. Hsu
  Title: General Manager/EVP               Title: General Manager



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